UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 18, 2023

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 18, 2023, at a Special Meeting of Stockholders (the “Special Meeting”) of Extra Space Storage Inc. (“Extra Space” or the “Company”), the holders of shares of common stock, par value $0.01 per share, of the Company (“Extra Space Common Stock”) voted on the (i) approval of the issuance of shares of Extra Space Common Stock in connection with the merger of Eros Merger Sub, LLC, a newly created wholly owned subsidiary of Extra Space (“Extra Space Merger Sub”), with and into Life Storage, Inc. (“Life Storage”), with Life Storage continuing as the surviving entity, pursuant to which each outstanding share of Life Storage common stock (other than shares of Life Storage common stock owned by Life Storage, Life Storage LP, the Company, Extra Space Storage LP, Extra Space Merger Sub, Eros OP Merger Sub, LLC or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive 0.895 of a newly issued share of Extra Space Common Stock, in each case, pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among the Company, Extra Space Storage LP, Extra Space Merger Sub, Eros OP Merger Sub, LLC, Life Storage and Life Storage LP, (the “Common Stock Issuance Proposal”); and (ii) approval of one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Common Stock Issuance Proposal (the “Adjournment Proposal”).

There were 135,049,081 shares of Extra Space Common Stock outstanding and entitled to vote on May 23, 2023, the record date for the Special Meeting, and 122,069,996 shares of Extra Space Common Stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

At the Special Meeting, the Common Stock Issuance Proposal was approved by the holders of Extra Space Common Stock. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Common Stock Issuance Proposal.

The final voting results from the Special Meeting were as follows:

Proposal 1. Common Stock Issuance Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,014,083	36,967	18,946	—

Proposal 2. Adjournment Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,987,547	10,052,665	29,784	—

Item 8.01.	Other Events.

On July 18, 2023, Extra Space and Life Storage issued a joint press release announcing the results of the voting at the Special Meeting and at the special meeting of stockholders of Life Storage, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release, dated July 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: July 18, 2023	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer